UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 30, 2004

Continucare Corporation

(Exact name of registrant as specified in its Charter)

Florida	1-12115
(State of other jurisdiction or incorporation or organization)	(Commission File Number)

7200 Corporate Center Drive, Suite 600, Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

59-2716023
(IRS Employer Identification No.)

(305) 500-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

     See Item 2.03 below.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On December 30, 2004, Continucare Corporation (“Continucare”) received a cash distribution of $1,040,000.00 from Humana Medical Plan, Inc. (“Humana”) and delivered to Humana an unsecured, non-interest bearing promissory note for an equal amount. The promissory note is payable in 12 monthly installments of $86,666.66, through December 1, 2005, but Continucare can prepay the promissory note in full or in part at any time without penalty or premium. Amounts due under the promissory note are subject to acceleration upon the happening of customary events of default, including the failure to make payments of principal.

     The description of the promissory note that is contained in this report is qualified in its entirety by reference to the form of promissory note referenced in Item 9.01 of this report, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

     (c) Exhibits

          10.1 Form of Promissory Note with Humana Medical Plan, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONTINUCARE CORPORATION
/s/ Fernando L. Fernandez
Fernando L. Fernandez
Senior Vice President – Finance, Chief Financial Officer, Treasurer & Secretary

Dated: January 5, 2005

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Exhibit Index

Document	Exhibit No.
Form of Promissory Note with Humana Medical Plan, Inc.	10.1

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